Report of Ernst & Young LLP, Independent
Registered Public Accounting Firm

To the Shareholders and Board of
Trustees of
Federated Institutional Trust:

In planning and performing our audit
of the financial statements of Federated
Government Ultrashort Duration Fund
(the "Fund") (one of the portfolios
constituting
Federated Institutional Trust) as of
and for the year ended July 31, 2007,
in accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we
considered its internal control over
financial reporting, including control
activities for
safeguarding securities, as a basis
for designing our auditing procedures
for the purpose
of expressing our opinion on the
financial statements and to comply
with the
requirements of Form N-SAR, but not
for the purpose of expressing an
opinion on the
effectiveness of the Fund's internal
control over financial reporting.
Accordingly, we
express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility,
estimates and
judgments by management are required
to assess the expected benefits and
related costs
of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not
prevent or detect misstatements.
Also, projections of any evaluation
of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of
changes in conditions, or that the
degree of compliance with the policies
or procedures
may deteriorate.

A control deficiency exists when the
design or operation of a control does
not allow
management or employees, in the normal
course of performing their assigned
functions,
to prevent or detect misstatements on
a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected.
A material
weakness is a significant deficiency,
or combination of significant
deficiencies, that
results in more than a remote
likelihood that a material misstatement
of the annual or
interim financial statements will not
be prevented or detected.



Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we
noted no deficiencies in the Fund's
internal control
over financial reporting and its
operation, including controls for
safeguarding securities,
that we consider to be a material
weakness as defined above as of July 31, 2007.

This report is intended solely for
the information and use of management
and the Board
of Trustees of Federated Institutional
Trust and the Securities and Exchange
Commission
and is not intended to be and should
not be used by anyone other than
these specified
parties.


ERNST & YOUNG LLP

Boston, Massachusetts
September 19, 2007